As filed with the Securities and Exchange Commission on December 27, 1996


                                                            File No. 811-7529




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM N-1A


                             REGISTRATION STATEMENT
                                      UNDER
                     THE INVESTMENT COMPANY ACT OF 1940 [X]


                               AMENDMENT NO. 1 [X]



                         ASIAN SMALL COMPANIES PORTFOLIO
               (Exact Name of Registrant as Specified in Charter)


                                24 Federal Street
                           Boston, Massachusetts 02110
                    (Address of Principal Executive Offices)


       Registrant's Telephone Number, including Area Code: (617) 482-8260


                                   Thomas Otis
                 24 Federal Street, Boston, Massachusetts 02110
                     (Name and Address of Agent for Service)

                                EXPLANATORY NOTE

         This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may be made only by U.S. and foreign investment companies, common or commingled trust funds, organizations or trusts described in Section 401(a) or 501(a) of the Internal Revenue Code of 1986, as amended, or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interests in the Registrant.

         Throughout this Registration Statement, information concerning Asian Small Companies Portfolio (the "Portfolio") is incorporated herein by reference from Amendment No. 65 to the Registration Statement of Eaton Vance Growth Trust (File No. 2-22019 under the Securities Act of 1933, as amended (the "1933
Act"))(the "Feeder Funds Registration Statement"), which was filed electronically with the Securities and Exchange Commission (the "Commission") on December 20, 1996 (Accession No. 0000950156-96-000967). The Feeder Funds Registration Statement contains the prospectus and statement of additional information ("SAI") of EV Traditional Asian Small Companies Fund (the "Feeder Fund"), which invests substantially all of its assets in the Portfolio.


                                     PART A

         Responses to Items 1 through 3 and 5A have been omitted pursuant to Paragraph 4 of Instruction F of the General Instructions to Form N-1A.

Item 4.  General Description of Registrant


         Asian Small Companies Portfolio (the "Portfolio") is a diversified, open-end management investment company that was organized as a trust under the laws of the State of New York on January 19, 1996. Interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may be made only by U.S. and foreign investment companies, common or commingled trust funds, organizations or trusts described in Sections 401(a) or 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.




         Additional information about the investment policies of the Portfolio appears in Part B. The Portfolio is not intended to be a complete investment program, and a prospective investor should take into account its objectives and other investments when considering the purchase of an interest in the Portfolio. The Portfolio cannot assure achievement of its investment objective. Asian Region investments may offer higher potential for gains and losses than investments in the United States.


         Registrant incorporates by reference information concerning the Portfolio's investment objective and investment practices and the risk factors associated with investments in the Portfolio from the "Investment Opportunities in the Asian Region", "The Fund's Investment Objective" and "Investment Policies and Risks" in the Feeder Fund's prospectus (the "Feeder Fund Prospectus"). The Registrant incorporates by reference further information about the risk factors associated with investments in the Portfolio from "Appendix A" in Part I of the Feeder Fund's SAI (the "Feeder Fund SAI").


Item 5.  Management of the Portfolio


         Registrant   incorporates  by  reference  information   concerning  the
Portfolio's management from "Management of the Fund and the Portfolio" in the Feeder Fund Prospectus.


Item 6.  Capital Stock and Other Securities


         An interest in the Portfolio has no preemptive or conversion rights and is fully paid and nonassessable by the Portfolio, except as described in the Feeder Fund Prospectus. Registrant incorporates by reference information concerning the Portfolio's capital stock from "Organization of the Fund and the Portfolio" in the Feed Fund Prospectus.

         As of November 29, 1996, Eaton Vance Management controlled the Portfolio by virtue of owning approximately 99.97% of the outstanding voting interests in the Portfolio.


         The Portfolio's net asset value is determined each day on which the New York Stock Exchange (the "Exchange") is open for trading ("Portfolio Business Day") and on such other days as are deemed necessary in order to comply with Rule 22c-1 under the 1940 Act. This determination is made each Portfolio Business Day as of the close of regular trading on the Exchange (normally 4:00 p.m., New York time) (the "Portfolio Valuation Time").

         Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Portfolio Business Day as of the Portfolio Valuation Time. The value of each investor's interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, determined on the prior Portfolio Business Day, which represents that investor's share of the aggregate interests in the Portfolio on such prior day. Any additions or withdrawals for the current Portfolio Business Day will then be recorded. Each investor's percentage of the aggregate interests in the Portfolio will then be recomputed as the percentage equal to a fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Portfolio Valuation Time on the prior Portfolio Business Day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio on the current Portfolio Business Day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Portfolio Valuation Time on the prior Portfolio Business Day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio on the current Portfolio Business Day by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio for the current Portfolio Business Day.

         The Portfolio will allocate at least annually among its investors its net investment income, net realized capital gains, and any other items of income, gain, loss, deduction or credit. The Portfolio's net investment income consists of all income accrued on the Portfolio's assets, less all actual and accrued expenses of the Portfolio, determined in accordance with generally accepted accounting principals.

         Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any federal income tax. (See Part B, Item 20.) However, each investor in the Portfolio will take into account its allocable share of the Portfolio's ordinary income and capital gain in determining its federal income tax liability. The determination of each such share will be made in accordance with the governing instruments of the Portfolio, which are intended to comply with the requirements of the Code and regulations promulgated thereunder.

         It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio that seeks to qualify as a regulated investment company under the Code will be able to satisfy the requirements for such qualification.

Item 7.  Purchase of Interests in the Portfolio

         Interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. See "General Description of Registrant" above.


         Registrant incorporates by reference information concerning the computation of the Portfolio's net asset value and valuation of Portfolio assets from "Valuing Fund Shares" in the Feeder Fund Prospectus. For further information regarding the valuation of the Portfolio's assets, see Part B, Item 19.


         There is no minimum initial or subsequent investment in the Portfolio. The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.


         The placement agent for the Portfolio is Eaton Vance Distributors, Inc. ("EVD"), which is a wholly-owned subsidiary of Eaton Vance Management. The principal business address of EVD is 24 Federal Street, Boston, Massachusetts 02210. EVD receives no compensation for serving as the placement agent for the Portfolio.


Item 8.  Redemption or Decrease of Interest

         An investor in the Portfolio may withdraw all of (redeem) or any portion of (decrease) its interest in the Portfolio if a withdrawal request in proper form is furnished by the investor to the Portfolio. All withdrawals will be effected as of the next Portfolio Valuation Time. The proceeds of a withdrawal will be paid by the Portfolio normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. The Portfolio reserves the right to pay the proceeds of a withdrawal (whether a redemption or decrease) by a distribution in kind of portfolio securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the interest (whether complete or partial) being withdrawn. If an investor received a distribution in kind upon such withdrawal, the investor could incur brokerage and other charges in converting the securities to cash. The Portfolio has filed with the Commission a notification of election on Form N-18F-1 committing to pay in cash all requests for withdrawals by any investor, limited in amount with respect to such investor during any 90-day period to the lesser of (a) $250,000 or (b) 1% of the net asset value of the Portfolio at the beginning of such period.

         Investments in the Portfolio may not be transferred.

         The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists, or during any other period permitted by order of the Commission for the protection or investors.

Item 9.  Pending Legal Proceedings

         Not applicable.

                                     PART B

Item 10. Cover Page

         Not applicable.

Item 11.  Table of Contents


                                                                           Page
         General Information and History..............................     B-1
         Investment Objectives and Policies...........................     B-1
         Management of the Portfolio..................................     B-1
         Control Persons and Principal Holder of Securities...........     B-2
         Investment Advisory and Other Services.......................     B-2
         Brokerage Allocation and Other Practices.....................     B-2
         Capital Stock and Other Securities Purchase, Redemption and
             Pricing of Securities....................................     B-4
         Tax Status...................................................     B-4
         Underwriters.................................................     B-6
         Calculations of Performance Data.............................     B-6
         Financial Statements.........................................     B-6



Item 12. General Information and History

         The Portfolio has no prior history.

Item 13. Investment Objectives and Policies


         Part A contains additional information about the investment objective and policies of Asian Small Companies Portfolio. This Part B should be read in conjunction with Part A. Capitalized terms used in this Part B and not otherwise defined have the meanings given them in Part A.



         Registrant incorporates by reference additional information concerning the investment policies of the Portfolio as well as information concerning the investment restrictions of the Portfolio from "Additional Information About Investment Policies", "Appendix A" and "Investment Restrictions" in Part I of the Feeder Fund SAI.


Item 14. Management of the Portfolio

         Registrant   incorporates  by  reference  information   concerning  the
management of the Portfolio from "Trustees and Officers" in Part I of the Feeder Fund SAI and "Fees and Expenses" in Part II of the Feeder Fund SAI.


Item 15. Control Persons and Principal Holder of Securities


         As of November 29, 1996, Eaton Vance Management controlled the Portfolio by virtue of owning approximately 99.97% of the outstanding voting interests in the Portfolio.


Item 16. Investment Advisory and Other Services


         Registrant incorporates by reference information concerning the investment advisory and other services provided for or on behalf of the Portfolio from "Management of the Fund", "Custodian" and "Independent Certified Public Accountants" in Part I of the Feeder Fund SAI and "Fees and Expenses" in
Part II of the Feeder Fund SAI.


Item 17. Brokerage Allocation and Other Practices


         Registrant incorporates by reference information concerning the brokerage practices of the Portfolio from "Portfolio Security Transactions" in
Part I of the Feeder Fund SAI and "Fees and Expenses" in Part II of the Feeder Fund SAI.


Item 18. Capital Stock and Other Securities

         Under the Portfolio's Declaration of Trust, the Trustees are authorized to issue interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon dissolution of the Portfolio, the Trustees shall liquidate the assets of the Portfolio and apply and distribute the proceeds thereof as follows: (a) first, to the payment of all debts and obligations of the Portfolio to third parties including, without limitation, the retirement of outstanding debt, including any debt owed to holders of record of interests in the Portfolio ("Holders") or their affiliates, and the expenses of liquidation, and to the setting up of any reserves for contingencies which may be necessary; and (b) second, then in accordance with the Holders' positive Book Capital Account balances after adjusting Book Capital Accounts for certain allocations provided in the Declaration of Trust and in accordance with the requirements described in Treasury Regulations Section 1.704-1(b)(2)(ii)(b) (2). Notwithstanding the foregoing, if the Trustees shall determine that an immediate sale of part or all of the assets of the Portfolio would cause undue loss to the Holders, the Trustees, in order to avoid such loss, may, after having given notification to all the Holders, to the extent not then prohibited by the law of any jurisdiction in which the Portfolio is then formed or qualified and applicable in the circumstances, either defer liquidation of and withhold from distribution for a reasonable time any assets of the Portfolio except those necessary to satisfy the Portfolio's debts and obligations or distribute the Portfolio's assets to the Holders in liquidation. Interests in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Interests in the Portfolio may not be transferred. Certificates representing an investor's interest in the Portfolio are issued only upon the written request of a Holder.

         Each Holder is entitled to vote in proportion to the amount of its interest in the Portfolio. Holders do not have cumulative voting rights. The Portfolio is not required and has no current intention to hold annual meetings of Holders but the Portfolio will hold meetings of Holders when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters to a vote of Holders at a meeting. Any action which may be taken by Holders may be taken without a meeting if Holders holding more than 50% of all interests entitled to vote (or such larger proportion thereof as shall be required by any express provision of the Declaration of Trust of the Portfolio) consent to the action in writing and the consents are filed with the records of meetings of Holders.

         The Portfolio's Declaration of Trust may be amended by vote of Holders of more than 50% of all interests in the Portfolio at any meeting of Holders or by an instrument in writing without a meeting, executed by a majority of the Trustees and consented to by the Holders of more than 50% of all interests. The Trustees may also amend the Declaration of Trust (without the vote or consent of Holders) to change the Portfolio's name or the state or other jurisdiction whose law shall be the governing law, to supply any omission or to cure, correct or supplement any ambiguous, defective or inconsistent provision, to conform the Declaration of Trust to applicable federal law or regulations or to the requirements of the Code, or to change, modify or rescind any provision, provided that such change, modification or rescission is determined by the Trustees to be necessary or appropriate and not to have a materially adverse effect on the financial interests of the Holders. No amendment of the Declaration of Trust which would change any rights with respect to any Holder's interest in the Portfolio by reducing the amount payable thereon upon liquidation of the Portfolio may be made, except with the vote or consent of the Holders of two-thirds of all interests. References in the Declaration of Trust and in Part A or this Part B to a specified percentage of, or fraction of, interests in the Portfolio, means Holders whose combined Book Capital Account balances represent such specified percentage or fraction of the combined Book Capital Account balance of all, or a specified group of, Holders.

         The Portfolio may merge or consolidate with any other corporation, association, trust or other organization or may sell or exchange all or substantially all of its assets upon such terms and conditions and for such consideration when and as authorized by the Holders of (a) 67% or more of the interests in the Portfolio present or represented at the meeting of Holders, if Holders of more than 50% of all interests are present or represented by proxy, or (b) more than 50% of all interests, whichever is less. The Portfolio may be terminated (i) by the affirmative vote of Holders of not less than two-thirds of all interests at any meeting of Holders or by an instrument in writing without a meeting, executed by a majority of the Trustees and consented to by Holders of not less than two-thirds of all interests, or (ii) by the Trustees by written notice to the Holders.

         In accordance with the Declaration of Trust, there normally will be no meetings of the investors for the purpose of electing Trustees unless and until such time as less than a majority of the Trustees holding office have been elected by investors. In such an event, the Trustees of the Portfolio then in office will call an investors' meeting for the election of Trustees. Except for the foregoing circumstances, and unless removed by action of the investors in accordance with the Portfolio's Declaration of Trust, the Trustees shall continue to hold office and may appoint successor Trustees.

         The Declaration of Trust provides that no person shall serve as a Trustee if investors holding two-thirds of the outstanding interests have removed him from that office either by a written declaration or by votes cast at a meeting called for that purpose. The Declaration of Trust further provides that under certain circumstances, the investors may call a meeting to remove a Trustee and that the Portfolio is required to provide assistance in communicating with investors about such a meeting.

         The Portfolio is organized as a trust under the laws of the State of New York. Investors in the Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate interest in the Portfolio. The Portfolio intends to maintain fidelity and errors and omissions insurance deemed adequate by the Trustees. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance exists and the Portfolio itself is unable to meet its obligations.

         The Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

Item 19. Purchase, Redemption and Pricing of Securities

         Interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. See "Purchase of Interests in the Portfolio" and "Redemption or Decrease of Interest" in Part A.

        Registrant incorporates by reference information concerning valuation of the Portfolio's assets from "Determination of Net Asset Value" in Part I of the Feeder Fund SAI.

Item 20. Tax Status

         The Portfolio has been advised by tax counsel that, provided the Portfolio is operated at all times during its existence in accordance with certain organizational and operational documents, the Portfolio should be classified as a partnership under the Code, and it should not be a "publicly traded partnership" within the meaning of Section 7704 of the Code. Consequently, the Portfolio does not expect that it will be required to pay any federal income tax, and each investor in the Portfolio will be required to take into account in determining its federal income tax liability its share of the Portfolio's income, gains, losses, deductions and tax preference items.


         Under Subchapter K of the Code, a partnership is considered to be either an aggregate of its members or a separate entity, depending upon the factual and legal context in which the question arises. Under the aggregate approach, each partner is treated as an owner of an undivided interest in partnership assets and operations. Under the entity approach, the partnership is treated as a separate entity in which partners have no direct interest in partnership assets and operations. The Portfolio has been advised by tax counsel that, in the case of an investor in the Portfolio that seeks to qualify as a regulated investment company (a "RIC") under the Code, the aggregate approach should apply, and each such investor should accordingly be deemed to own a proportionate share of each of the assets of the Portfolio and to be entitled to the gross income of the Portfolio attributable to that share for purposes of all requirements of Sections 851(b) and 852(b)(5) of the Code. Further, the Portfolio has been advised by tax counsel that each investor in the Portfolio that seeks to qualify as a RIC should be deemed to hold its proportionate share of the Portfolio's assets for the period the Portfolio has held the assets or for the period the investor has been a partner, for purposes of Subchapter K of the Code, in the Portfolio, whichever is shorter. Investors should consult their tax advisers regarding whether the entity or the aggregate approach applies to their investment in the Portfolio in light of their particular tax status and any special tax rules applicable to them.

         In order to enable a Holder that is otherwise eligible to qualify as a RIC, the Portfolio intends to satisfy the requirements of Subchapter M of the Code relating to sources of income and diversification of assets as if they were applicable to the Portfolio and to allocate and permit withdrawals in a manner that will enable a Holder which is a RIC to comply with those requirements. The Portfolio will allocate at least annually to each Holder it's distributive share of the Portfolio's net investment income, net realized capital gains, and any other items of income, gain, loss, deduction or credit in a manner intended to comply with the Code and applicable Treasury regulations. Tax counsel has advised the Portfolio that the Portfolio's allocations of taxable income and loss should have "economic effect" under applicable Treasury regulations.


         To the extent the cash proceeds of any withdrawal (or, under certain circumstances, such proceeds plus the value of any marketable securities distributed to an investor) ("liquid proceeds") exceed a Holder's adjusted basis of his interest in the Portfolio, the Holder will generally realize a gain for federal income tax purposes. If, upon a complete withdrawal (redemption of the entire interest), the Holder's adjusted basis of his interest exceeds the liquid proceeds of such withdrawal, the Holder will generally realize a loss for federal income tax purposes. The tax consequences of a withdrawal of property (instead of or in addition to liquid proceeds) will be different and will depend on the specific factual circumstances. A Holder's adjusted basis of an interest in the Portfolio will generally be the aggregate prices paid therefor (including the adjusted basis of contributed property and any gain recognized on such contribution), increased by the amounts of the Holder's distributive share of items of income (including interest income exempt from federal income tax) and realized net gain of the Portfolio, and reduced, but not below zero, by (i) the amounts of the Holder's distributive share of items of Portfolio loss, and (ii) the amount of any cash distributions (including distributions of interest income exempt from federal income tax and cash distributions on withdrawals from the Portfolio) and the basis to the Holder of any property received by such Holder other than in liquidation, and (iii) the Holder's distributive share of the Portfolio's nondeductible expenditures not properly chargeable to capital account. Increases or decreases in a Holder's share of the Portfolio's liabilities may also result in corresponding increases or decreases in such adjusted basis. Distributions of liquid proceeds in excess of a Holder's adjusted basis in its interest in the Portfolio immediately prior thereto generally will result in the recognition of gain to the Holder in the amount of such excess.

         Foreign exchange gains and losses realized by the Portfolio and allocated to the investors in connection with the Portfolio's investments in foreign securities and certain foreign currency related options, futures or forward contracts or foreign currency may be treated as ordinary income and losses under special tax rules. Certain options, futures or forward contracts of the Portfolio may be required to be marked to market (i.e., treated as if closed out) on the last day of each taxable year, and any gain or loss realized with respect to these contracts may be required to be treated as 60% long-term and 40% short-term gain or loss. Positions of the Portfolio in foreign securities and offsetting options, futures or forward contracts may be treated as "straddles" and be subject to other special rules that may affect the amount, timing and character of the Portfolio's income, gain or loss and its allocations among investors. Certain uses of foreign currency and foreign currency derivatives such as options, futures, forward contracts and swaps and investment by the Portfolio in the stock of certain "passive foreign investment companies" may be limited or a tax election may be made, if available, in order to enable an investor that is a RIC to preserve its qualification as a RIC or to avoid imposition of a tax on such an investor.

         The Portfolio anticipates that it will be subject to foreign taxes on its income (including, in some cases, capital gains) from foreign securities. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes.

         The Portfolio will allocate at least annually to its investors their respective distributive shares of any net investment income and net capital gains which have been recognized for federal income tax purposes (including unrealized gains at the end of the Portfolio's fiscal year on certain options and futures transactions that are required to be marked-to-market).

         An entity that is treated as a partnership under the Code, such as the Portfolio, is generally treated as a partnership under state and local tax laws, but certain states may have different entity classification criteria and may therefore reach a different conclusion. Entities that are classified as partnerships are not treated as separate taxable entities under most state and local tax laws, and the income of a partnership is considered to be income of partners both in timing and in character. The laws of the various states and local taxing authorities vary with respect to the status of a partnership interest under state and local tax laws, and each holder of an interest in the Portfolio is advised to consult his own tax adviser.

         The foregoing discussion does not address the special tax rules applicable to certain classes of investors, such as tax-exempt entities, insurance companies and financial institutions. Investors should consult their own tax advisers with respect to special tax rules that may apply in their particular situations, as well as the state, local or foreign tax consequences of investing in the Portfolio.

Item 21. Underwriters


         The placement agent for the Portfolio is Eaton Vance Distributors, Inc., which is a wholly-owned subsidiary of Eaton Vance Management and which receives no compensation for serving in this capacity. U.S. and foreign investment companies, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.


Item 22. Calculation of Performance Data

         Not applicable.

Item 23. Financial Statements

         The following financial statements included herein have been included in reliance upon the report of Deloitte and Touche LLP, independent certified public accountants, as experts in accounting and auditing.


         Statement of Assets and Liabilities as of August 31, 1996. Independent Auditors' Report.

                              FINANCIAL STATEMENTS

                         Asian Small Companies Portfolio
                       Statement of Assets and Liabilities


                                 August 31, 1996


Assets:
   Cash.........................................................      $100,030
   Deferred organization expenses...............................         7,000
             Total assets.......................................      $107,030

Liabilities:
   Accrued organization expenses................................         7,000
   Net assets...................................................      $100,030


NOTES:

 (1) Organization expenses are being deferred and will be amortized on a straight-line basis over a period not to exceed five years, commencing on the effective date of the Portfolio's initial offering of its interests. The amount paid by the Portfolio on any withdrawal by the holders of the Initial Interests of any of the respective Initial Interests will be reduced by a portion of any unamortized organization expenses, determined by the proportion of the amount of the Initial Interests withdrawn to the Initial Interests then outstanding.

(2) At 4:00 p.m., New York City time, on each business day of the Portfolio, the value of an investor's interest in the Portfolio is equal to the product of (1) the aggregate net asset value of the Portfolio multiplied by (ii) the percentage representing that investor's share of the aggregate interest in the Portfolio effective for that day.

(3) Asian Small Companies Portfolio (the "Portfolio") was organized as a New York Trust on January 19, 1996 and has been inactive since that date, except for matters relating to its organization and registration as an investment company under the Investment Company Act of 1940 and the sale of interests therein at the purchase price of $100,000 to Eaton Vance Management, $10 to Boston Management & Research, $10 to EV Marathon Asian Small Companies Fund and $10 to EV Traditional Asian Small Companies Fund (the "Initial Interests").

                          INDEPENDENT AUDITORS' REPORT


To the Trustees and Investors of Asian Small Companies Portfolio:

         We have audited the accompanying statement of assets and liabilities of Asian Small Companies Portfolio (a New York Trust) as of August 31, 1996. This financial statement is the responsibility of the Trust's management. Our responsibility is to express an opinion on this financial statement based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, such statement of assets and liabilities presents fairly, in all material respects, the financial position of Asian Small Companies Portfolio as of August 31, 1996, in conformity with generally accepted accounting principles.



                              DELOITTE & TOUCHE LLP

Boston, Massachusetts
September 5, 1996

                                     PART C

Item 24. Financial Statements and Exhibits

(a)     Financial Statements

                 The financial statements called for by this Item are included in Part B and listed in Item 23 hereof.

(b)     Exhibits

1. Declaration of Trust dated January 19, 1996 filed electronically as Exhibit No. 1 to the Registrant's original Registration Statement filed with the Commission on February 5, 1996 (Accession No. 0001003291-96-000015) and incorporated herein by reference (the "Original Registration Statement").

2. By-Laws of the Registrant as adopted January 19, 1996 filed electronically as Exhibit No. 2 to the Original Registration Statement and incorporated herein by reference.

5. Investment Advisory Agreement between the Registrant and Lloyd George Investment Management (Bermuda) Limited dated February 21, 1996 filed herewith.

6. Placement Agent Agreement with Eaton Vance Distributors, Inc. dated November 1, 1996 a substantially similar copy of which was filed electronically as Exhibit No. 6 to Amendment No. 3 to the Registration Statement of Growth Portfolio, File No. 811-8558, filed with the Commission on December 27, 1996 (Accession No. 0001003291-96-000067) and is
     incorporated herein by reference. (The document differs only with respect to the name of the executing parties.)

7. The Securities and Exchange Commission has granted the Registrant an exemptive order that permits the Registrant to enter into deferred compensation arrangements with its independent Trustees. See In the Matter of Capital Exchange Fund, Inc., Release No. IC-20671 (November 1, 1994).

8. Custodian Agreement with Investors Bank & Trust Company dated February 21, 1996 filed herewith.

9. Administration Agreement between the Registrant and Eaton Vance Management dated February 21, 1996 filed herewith.

13. Investment representation letter of Eaton Vance Management dated January 26, 1996 filed herewith filed electronically as Exhibit No. 13 to the Original Registration Statement and incorporated herein by reference.

Item 25. Persons Controlled by or under Common Control with Registrant

         Not applicable.

Item 26. Number of Holders of Securities

                       (1)                               (2)
                   Title of Class             As of November 29, 1996
                      Interests              Number of Record Holders

                                                         4


Item 27. Indemnification


         Reference is hereby made to Article V of the Registrant's Declaration of Trust, filed electronically as Exhibit 1(a) to the Original Registration Statement and incorporated herein by reference.


         The Trustees and officers of the Registrant and the personnel of the Registrant's administrator are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940.

Item 28. Business and Other Connections of Investment Adviser

         Lloyd George Investment Management (Bermuda) Limited ("Lloyd George") serves as investment adviser to the Portfolio. Lloyd George, a corporation organized under the laws of Bermuda, is a wholly-owned subsidiary of Lloyd George Management (B.V.I.) Limited ("LGM"). LGM and its subsidiaries act as investment adviser to various individual and institutional clients.

         To the knowledge of the Portfolio, none of the directors or officers of Lloyd George, except as set forth on its Form ADV as filed with the Securities and Exchange Commission, is engaged in any other business, profession, vocation or employment of a substantial nature, except that certain directors and officers also hold various positions with and engage in business for affiliates of Lloyd George.

Item 29. Principal Underwriters

         Not applicable.

Item 30. Location of Accounts and Records

         The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and at the following locations:

       Name                                          Address

       Eaton Vance Distributors, Inc.        24 Federal Street
        (placement agent)                    Boston, MA  02110

       Lloyd George Investment               3808 One Exchange Square
       Management (Bermuda) Limited          Central, Hong Kong
        (investment adviser)


       Eaton Vance Management                24 Federal Street
        (administrator)                      Boston, MA  02110

       Investors Bank & Trust Company        89 South Street
        (custodian)                          Boston, MA  02110

Item 31. Management Services

         Not applicable.


Item 32. Undertakings

         Not applicable.

                                   SIGNATURES



         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 1 to the Registrant's Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boston and Commonwealth of Massachusetts on the 20th day of December, 1996.



                                        ASIAN SMALL COMPANIES PORTFOLIO


                                        By: /s/ James L. O'Connor
                                                James L. O'Connor, Treasurer

                                INDEX TO EXHIBITS

Exhibit No.                Description of Exhibit

         5. Investment Advisory Agreement between the Registrant and Lloyd George Investment Management
                           (Bermuda) Limited dated February 21, 1996

         8. Custodian Agreement with Investors Bank & Trust Company dated February 21, 1996

         9. Administration Agreement between the Registrant and Eaton Vance Management dated February 21, 1996